SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2002

Date of Report

(Date of Earliest Event Reported)

L.Air Holding Inc.
(Exact Name of Registrant as Specified in its Charter)

130 King Street West, Suite 3670, Toronto, Ontario M5C 1B1, Canada
(Address of principal executive offices)

(416) 863-0101
(Registrant’s telephone number, including area code)

Superior Networks, Inc.
(Former name and former address, if changed since last report)

Nevada	000-32969	98-0339543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Item 1. Changes in Control

Effective September 30, 2002, Robert Rosner, a director, officer and controlling shareholder of Superior Networks, Inc. (“Superior”) sold 15,000,000 shares of his Common Stock of Superior to Alex Goldman, which shares were purchased with his personal funds for $.003 per share.  As a result, a change in control of Superior occurred and Alex Goldman became its controlling stockholder.

Effective September 30, 2002, the directors and officers of Superior resigned, and Mr. Alex Goldman was appointed as the sole director and President of Superior.

Item 5. Other Events

On October 21, 2002, Superior filed an amendment to its Articles of Incorporation in Nevada and changed its name to L.Air Holding Inc. to reflect a change in its proposed business to investments in airlines in Europe, having terminated its prior training and educational software purpose and operations.

Item 6. Resignations of Registrant’s Directors

In connection with the acquisition described in Item 1 above, all of the Registrant’s directors and officers resigned, and a new board comprised of Mr. Alex Goldman was appointed.

Item 7. Exhibits

None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2003	L.Air Holding Inc.

a Nevada corporation

/s/ Alex Goldman

Alex Goldman, President